EXHIBIT 99.1

SACRAMENTO, CA - OCTOBER 20, 2000

                 AMERICAN RIVER HOLDINGS REPORTS CORE EPS UP 27%
                 -----------------------------------------------

American River Holdings (AMRB.OB) parent company of American River Bank and FIRST SOURCE CAPITAL, reported an increase in core earnings per share for the third quarter of 27%, net loans outstanding up by 21% and total assets up by 12%. These figures are all compared to the third quarter of 1999. This is THE 67TH CONSECUTIVE PROFITABLE QUARTER for the company.

Core diluted EPS for the quarter ending September 30, 2000 was $0.47 or 27% higher than the $0.37 posted in the quarter ending September 30, 1999. Core earnings exclude merger-related expenses for the pending merger with North Coast Bank announced earlier this year. This solid increase in earnings is the result of a 15% increase in the net interest margin which can be attributed mainly to the increase in loans outstanding. Another key contributing factor to the core EPS surge is a 20% increase in non-interest income which includes fees for the accounts receivable purchased during the quarter, for non-insured investment sales, for merchant bankcard, and for servicing state contracts.

Net income during the quarter, after deducting $83,000 net of tax in merger expenses, was $792,000 or $0.42 diluted EPS compared to $0.37 recorded in the third quarter of 1999, representing an increase of 13%.

"When comparing our year-to-date numbers, core diluted EPS was $1.33 versus $1.08 last year. Core earnings were $2,502,000 compared to $2,095,000 for the nine months of 1999. This is an increase of 19%. We are very pleased with the growth and performance for the quarter and on a year-to-date basis," stated David T. Taber, President and CEO.

On September 30, 2000, total assets were $210.5 million compared to $187.8 million on September 30, 1999 representing an increase of 12%. Net loans outstanding were $132.7 million, up 21% from the $109.5 million outstanding on September 30, 1999. This increase in loans includes increases in commercial and real estate loans outstanding. Accounts receivable servicing outstanding increased by 56% to $2.9 million. This solid increase in assets was funded by a 12% increase in deposits and a 17% increase in equity. Asset quality remains strong. At September 30, 2000, non-performing loans totaled $24,000 which was two-tenths of 1% of total loans and leases outstanding. Charge-offs for the quarter were less than $1,500 and the allowance for loan and lease losses grew to 1.45% of total loans and leases outstanding which is 8,000 times greater than non-performing loans and leases at September 30, 2000.

Performance ratios for this third quarter were also good. Return on average shareholders equity excluding merger-related expenses was 18.9%, up from 17.5% the previous year. When you include merger expenses the return on average equity was 17.1%. Return on average assets excluding merger expenses was 1.67% up from 1.53% for the same quarter last year. Including merger expenses, return on average assets was 1.51%. The efficiency ratio, which measures the net income plus non-interest income on a fully-taxable equivalent, in relation to non-interest expense, excluding merger expenses, was 50.17% as compared to 53.67% for the same quarter last year, and including merger expenses, it was 54.09%.


Page 4 of 6 Pages

3Q Press Release
October 20, 2000
Page two


American River Holdings is a financial services company with two subsidiaries, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, and FIRST SOURCE CAPITAL, also headquartered in Sacramento, which provides equipment lease financing for businesses throughout the country.

Related websites: www.amrb.com, www.americanriverbank.net, www.firstsourcecapital.com

Unaudited financial statements attached.

--------------------------------------------------------------------------------
        THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN RIVER HOLDINGS' AND SUBSIDIARIES' FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES AND FUTURE PERFORMANCE. A NUMBER OF FACTORS, ANY OF WHICH ARE BEYOND THE CONTROL OF AMERICAN RIVER HOLDINGS OR ITS SUBSIDIARIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS.
--------------------------------------------------------------------------------


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

AMERICAN RIVER HOLDINGS
Financial Summary

STATEMENT OF CONDITION                          SEPTEMBER 30               SEPTEMBER 30                 PERCENT
      (UNAUDITED)                                   2000                       1999                      CHANGE
                                                -----------------------------------------------------------------
ASSETS
CASH & DUE FROM BANKS                           $ 17,759,000               $ 17,245,000                   2.98%
INVESTMENTS                                       52,659,000                 56,053,000                  -6.05%
NET LOANS                                        132,678,000                109,517,000                  21.15%
BANK PREMISES & FF&E                                 628,000                    391,000                  60.61%
AR SERVICING RECEIVABLE                            2,908,000                  1,870,000                  55.51%
OTHER ASSETS                                       3,834,000                  2,704,000                  41.79%
                                                ------------               ------------                  ------
TOTAL ASSETS                                    $210,466,000               $187,780,000                  12.08%
                                                ============               ============                  ======

LIABILITIES
TOTAL DEPOSITS                                  $188,189,000               $168,261,000                  11.84%
SHORT & LONG-TERM BORROWINGS                       2,094,000                  2,135,000                  -1.92%
OTHER LIABILITIES                                  1,313,000                  1,224,000                   7.27%
                                                ------------               ------------                  ------
TOTAL LIABILITIES                                191,596,000                171,620,000                  11.64%

TOTAL EQUITY CAPITAL                              18,870,000                 16,160,000                  16.77%
                                                ------------               ------------                  ------
TOTAL LIABILITIES & CAPITAL                     $210,466,000               $187,780,000                  12.08%
                                                ============               ============                  ======


STATEMENT OF INCOME                                 THIRD             THIRD             FOR THE NINE MONTHS
   (UNAUDITED)                                     QUARTER           QUARTER            ENDING SEPTEMBER 30
                                                    2000              1999             2000             1999
                                               ----------------------------------------------------------------
TOTAL INTEREST INCOME                          $   4,235,000      $ 3,384,000      $11,966,000      $ 9,972,000
TOTAL INTEREST EXPENSE                             1,583,000        1,081,000        4,331,000        3,117,000
                                               -------------      -----------      -----------      -----------
NET INTEREST MARGIN                                2,652,000        2,303,000        7,635,000        6,855,000
PROVISION FOR LOAN LOSSES                            121,000          109,000          349,000          297,000
NON-INTEREST INCOME                                  475,000          394,000        1,428,000        1,063,000
NON-INTEREST EXPENSE                               1,712,000        1,464,000        4,962,000        4,242,000
                                               -------------      -----------      -----------      -----------
PRETAX INCOME                                      1,294,000        1,124,000        3,752,000        3,379,000
INCOME TAXES                                         502,000          417,000        1,438,000        1,284,000
                                               -------------      -----------      -----------      -----------
NET INCOME                                     $     792,000      $   707,000      $ 2,314,000      $ 2,095,000
MERGER EXPENSE, NET OF TAX                     $      83,000      $         0      $   188,000      $         0
                                               -------------      -----------      -----------      -----------
CORE EARNINGS                                  $     875,000      $   707,000      $ 2,502,000      $ 2,095,000
                                               =============      ===========      ===========      ===========


EARNINGS PER SHARE--BASIC                      $        0.44       $     0.39       $     1.29       $     1.15
EARNINGS PER SHARE--DILUTED                    $        0.42       $     0.37       $     1.23       $     1.08

CORE EARNINGS PER SHARE--BASIC                 $        0.49       $     0.39       $     1.40       $     1.15
CORE EARNINGS PER SHARE--DILUTED               $        0.47       $     0.37       $     1.33       $     1.08

TRAILING 12-MONTH DILUTED EPS                                                                       $      1.66
TRAILING 12-MONTH CORE DILUTED EPS                                                                  $      1.76
AVERAGE SHARES OUTSTANDING                         1,793,274        1,813,036        1,793,274        1,824,341

-------------------------------------------------------------------------------------------------------------------
OPERATING RATIOS
----------------
   RETURN ON AVERAGE ASSETS                            1.51%            1.53%            1.53%            1.57%
   RETURN ON AVERAGE ASSETS--CORE                      1.67%            1.53%            1.65%            1.57%
   RETURN ON AVERAGE EQUITY                           17.11%           17.53%           17.53%           17.67%
   RETURN ON AVERAGE EQUITY--CORE                     18.90%           17.53%           18.96%           17.67%
   EFFICIENCY RATIO (FULLY TAXABLE EQUIVALENT)        54.09%           53.67%           54.07%           53.05%
   EFFICIENCY RATIO (FULLY TAXABLE EQUIVALENT--CORE)  50.17%           53.67%           50.84%           53.05%
---------------------------------------------------------------------------------------------------------------------------

  EARNINGS PER SHARE HAVE BEEN ADJUSTED FOR A 5% STOCK DIVIDEND IN OCTOBER 1999
                     AND A 3 FOR 2 STOCK SPLIT IN MAY 1999.

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